Exhibit 10.35

Assignment of Contracts

Dated 29-06-2015

Brooge Petroleum and Gas Investment Company FZC

(the Assignor)

National Bank of Abu Dhabi PJSC - Islamic Banking Division

(the Security Agent)

Dentons & Co Suite 1204 Al Ghaith Tower Hamdan Street PO Box 47656 Abu Dhabi United Arab Emirates

Schedule 1 - The Original Contracts	13

Execution Page of Assignment of Contracts

i

Assignment of Contracts

Dated

Between

(1)	Brooge Petroleum and Gas Investment Company FZC incorporated under the laws of Fujairah Free Zone, Fujairah, United Arab Emirates of P.O. Box 50170, Fujairah, United Arab Emirates (the Assignor); and

(2)	National Bank of Abu Dhabi PJSC - Islamic Banking Division, as security agent for the Secured Parties (the Security Agent).

Recitals

A	On or about the date of this assignment of contracts (the Assignment) the Assignor, the Account Bank and the Investment Agent entered into the Common Terms Agreement pursuant to which the Transaction Documents are to be, or have been, entered into.

B	Pursuant to the terms of the Transaction Documents the Assignor has agreed to provide the Security under this Assignment to the Security Agent (as security agent for the Secured Parties) to secure the payment and discharge of the Secured Liabilities.

It is agreed:

1	Definitions and interpretation

1.1	Definitions

1.1.1	Unless the context otherwise requires or unless otherwise defined in this Assignment, words and expressions defined (directly or indirectly) in the Common Terms Agreement shall have the same meaning when used in this Assignment.

1.1.2	In addition, in this Assignment:

Additional Contracts means each contract assigned to the Security Agent under the terms of this Assignment following the execution and delivery of a Supplemental Agreement.

Assigned Documents means each:

(a)	Additional Contract; and

(b)	Original Contract.

Assigned Rights means all right, title, benefit and interest of the Assignor (but none of its obligations), whether present or future, contingent, proprietary, contractual or otherwise, arising out of or in, to or under the Assigned Documents.

Common Terms Agreement means the common terms agreement dated or about the date of this Assignment and entered into between the Assignor, the Investment Agent and the Account Bank.

Notice of Assignment means a notice of assignment to be delivered by the Assignor in the form set out in Schedule 3 (Form of Notice of Assignment) or otherwise in a form acceptable to the Security Agent.

Original Contract means all of the Contracts listed in Schedule 1 (The Original Contracts).

Party means a party to this Assignment.

Secured Liabilities means all obligations owing to the Finance Parties by the Obligors under or pursuant to the Transaction Documents, whether present or future, actual or contingent (and whether incurred by the Obligors alone or jointly, and whether as principal or surety or in some other capacity).

Supplemental Agreement means the supplemental agreement substantially the same form as set out in Schedule 2 (Form of Supplemental Agreement) or otherwise in a form acceptable to the Security Agent.

1.2	Construction

The principles of construction used in the Common Terms Agreement shall apply to this Assignment to the extent they are relevant to it and, subject to any necessary changes, as they apply to the Common Terms Agreement.

1.3	Third party rights

1.3.1	Each Secured Party and its officers, employees and agents may enforce any term of this Assignment which purports to confer a benefit on that person, but no other person who is not a party to this Assignment has any right to enforce or to enjoy the benefit of any term of Assignment.

1.3.2	Notwithstanding any term of any Finance Document, the parties to this Assignment may rescind, vary, waive, release, assign, novate or otherwise dispose of all or any of their respective rights or obligations under Assignment without the consent of any person who is not a party to Assignment.

2	Secured Liabilities

The Assignor covenants with the Security Agent that it shall pay on demand all monies due and payable to the Secured Parties pursuant to the Transaction Documents and shall otherwise discharge each of the Secured Liabilities on its due date and in accordance with the terms of the Transaction Documents.

3	Grant of security

3.1	Assignment

By way of continuing security for the payment and discharge of the Secured Liabilities, the Assignor assigns by way of security the Assigned Rights to the Security Agent.

3.2	Release

3,21	Upon the expiry of the Security Period, the Security Agent shall, subject to Clause 8.5 (Avoidance of payments), at the request and cost of the Assignor, release the Assigned Rights and all the Security granted by this Assignment free of all Security created by the Security Agent, without recourse to, and without any representations or warranties by, the Security Agent or any of its nominee(s).

3.3	Continuing security

The Security created by this Assignment shall be a continuing Security for the payment and discharge of the Secured Liabilities from time to time, notwithstanding any intermediate payment, discharge or satisfaction of the whole or any part of the Secured Liabilities (or any settlement of accounts between the Assignor and the Security Agent).

3.4	Nature of Assigned Rights

The Assignor covenants with the Security Agent that:

(a)	the terms of this Assignment and the Security created by it apply to the Assigned Rights; and

(b)	it will not at any time seek to rely on the non-existence of any part of the Assigned Rights at the date of this Assignment as releasing the Assignor from the performance, in whole or in part, of any of its liabilities or obligations arising under this Assignment or any other agreement relating to or concerning the Assigned Rights.

4	Perfection

4.1	Perfection

4.1.1	The Assignor agrees that in relation to (i) each Original Contract and (ii) each Additional Contract:

(a)	it shall within five Business Days (or such longer period of time as may be agreed by the Security Agent) of a request being made by the Security Agent deliver to the Security Agent a dated Notice of Assignment addressed to the relevant counterparty duly executed by or on behalf of the Assignor if the Security Agent (acting on the instructions of the Majority Participants) considers that any event or circumstance, or series of events or circumstances, has occurred which has or could reasonably be expected to have a Material Adverse Effect;

(b)	the Security Agent may deliver any Notice of Assignment to the relevant counterparty without any further notice to the Assignor; and

(c)	it shall use its best endeavours to procure that the relevant counterparty acknowledges the Notice of Assignment by countersigning the Notice of Assignment and returning a copy of such acknowledgement to the Security Agent.

4.1.2	The Assignor agrees that in relation to each Additional Contract that contains the Assignment Clause, notice shall be deemed to have been given to the relevant counterparty by virtue of the Assignment Clause

4.1.3	Without prejudice to Clause 5 (Power of attorney), if requested by the Security Agent, the Assignor shall provide a notarised power of attorney to the Security Agent in form and substance satisfactory to the Security Agent.

4.2	Supplemental Agreement

4.2.1	If the Assignor is required to assign any Additional Contract to the Security Agent in accordance with the terms of the Common Terms Agreement, the Assignor shall execute and deliver to the Security Agent a Supplemental Agreement within the relevant time period, as provided for within the Common Terms Agreement, pursuant to which all of the Assignor’s right, title and interest, present and future, in or relating to the Additional Contract(s) shall be assigned to the Security Agent on the terms set out in this Assignment.

4.2.2	The Parties acknowledge that the assignment pursuant to a Supplemental Agreement takes effect immediately upon signature by the Assignor, and failure by the Security Agent to execute a Supplemental Agreement shall in no way invalidate such assignment.

5	Power of attorney

5.1	Appointment

The Assignor irrevocably appoints the Security Agent to be its attorney for and on its behalf and in its name to execute, deliver and perfect all documents and do all things which the Security Agent may consider to be necessary for carrying out any obligation of the Assignor under this Assignment which the Assignor has failed to perform and to enable the Security Agent to exercise any of the rights, powers and authority (including rights of enforcement) conferred on it by or pursuant to this Assignment.

5.2	Delegation

The Security Agent shall have full power to delegate the power conferred on it by this Clause 5 (Power of attorney), but no such delegation shall preclude the subsequent exercise of such power by the Security Agent itself or preclude the Security Agent from making a subsequent delegation thereof to some other person; any such delegation may be revoked by the Security Agent at any time. Any delegation of power under this Clause should be notified (in writing) to the Assignor as soon as reasonably possible.

5.3	Ratification

The Assignor ratifies and confirms and agrees to ratify and confirm whatever the Security Agent may lawfully do or attempt to do in exercise of any of the rights referred to in this Clause 5 (Power of attorney).

6	Representations and warranties

6.1	Representations and warranties

The Security Agent has entered into this Assignment in reliance on the Assignor’s representations and warranties that, and the Assignor represents and warrants that:

(a)	it is the sole legal and beneficial owner of the Assigned Rights;

(b)	it has not disposed of, or agreed to dispose of, any interest in the Assigned Rights;

(c)	it has the right, power and authority to assign the Assigned Rights to the Security Agent in the manner provided for in this Assignment;

(d)	there are no restrictions on the Assignor’s ability to assign the Assigned Rights to the Security Agent;

(e)	the Assigned Rights are free of any Security (except for those created by or under this Assignment) and any other rights or interests in favour of third parties;

(f)	each Original Contract and, on the date that any Contract becomes an Additional Contract, each Additional Contract is in full force and effect and is enforceable in accordance with their terms;

(g)	there is no outstanding breach under any Original Contract and, on the date that any Contract becomes an Additional Contract, each Additional Contract; and

(h)	there are no written or oral agreements or arrangements between it and a counter party which derogate from the obligations of any counterparty under an Original Contract and, on the date that any Contract becomes an Additional Contract, each Additional Contract.

6.2	Repetition

The representations and warranties set out in this Clause 6 (Representations and warranties) shall survive the execution of this Assignment and are deemed to be made by the Assignor at the same time as the Repeating Representations are deemed to be made pursuant to clause 4.24 (Repeating representations) of the Common Terms Agreement.

7	Undertakings

7.1	Negative pledge

The Assignor shall not create or permit to subsist any Security on any part of the Assigned Rights (other than the Transaction Security).

7.2	Not jeopardise

The Assignor shall not do or permit to be done any act or thing which may, in the opinion of the Security Agent jeopardise the rights of the Security Agent in the Assigned Rights or which might adversely affect or diminish the value of the Assigned Rights during the Security Period or which might result in the receipt or recovery of moneys payable under or in connection with the Assigned Rights being delayed or prevented.

7.3	Notify

The Assignor shall promptly notify the Security Agent of any circumstances which might give rise or may reasonably be expected to give rise, to a claim on or in relation to the Assigned Rights.

7.4	Actions in respect of Assigned Rights

The Assignor shall (to the Security Agent’s satisfaction):

(a)	promptly pursue any remedies available to it in respect of any claim arising in relation to the Assigned Rights;

(b)	observe and perform and remain liable to do so, all of the obligations that are to be performed by it under or in relation to this Assignment and its obligations under each Assigned Document;

(c)	promptly provide to the Security Agent any information relating to the Assigned Rights that the Security Agent may require; and

(d)	ensure that all monies payable to it in relation to the Assigned Rights are paid in full and free and clear of any set-off deductions, withholding, counterclaims or other conditions.

7.5	Assigned Documents

The Assignor covenants with the Security Agent that it will:

(a)	only cancel or terminate an Assigned Document or amend or otherwise modify an Assigned Document, or waive any default under or breach of an Assigned Document (or permit any such cancellation, termination or amendment) if:

(i)	it has provided prior written notice of such actions to the Security Agent (provided however no notice shall be required if such actions would not have any Material Adverse Effect); and

(ii)	the Assignor will not be in breach of clause 8.3 (Eligible Receivables) of the Common Terms Agreement as a result;

(b)	perform, within all required time periods (after giving effect to any applicable grace periods), all of the obligations and enforce all of the rights (including taking legal proceedings where appropriate) under an Assigned Document;

(c)	notify the Security Agent in writing, immediately on becoming aware of the same, of any intention or act (whether written or oral) by a counterparty to terminate or cancel an Assigned Document;

(d)	ensure that all receivables in relation to (i) each Original Contract and (ii) each Additional Contract are paid in full to the Earnings Account by the Assignor no later than the first Business Day of the week immediately following receipt (if not paid directly into the Earnings Account by the relevant counterparty);

(e)	not take or omit to take any action the taking or omission of which would or might impair the Security Agent’s interest in an Assigned Document or its rights under this Assignment; and

(f)	if requested by the Security Agent, include in any Additional Contract, including any new, renewal or replacement Assigned Document, the wording substantially in the same form set out in Schedule 4 (Form of assignment clause) or otherwise in a form acceptable to the Security Agent acting reasonably.

8	Effectiveness of security

8.1	Cumulative security

The Security constituted by this assignment shall be cumulative, in addition to and independent of every other Security which the Security Agent may at any time hold for the Secured Liabilities or any rights, powers and remedies provided by law. No prior Security held by the Security Agent over the whole or any part of the Assigned Rights shall merge into the security constituted by this Assignment.

8.2	No invalidity, etc.

The Security created by or pursuant to this Assignment and the obligations of the Assignor under this Assignment shall not be discharged, impaired or otherwise affected by any unenforceability or invalidity of any other agreement or document, any failure by the Security Agent to realise, perfect or protect any other Security for the Secured Liabilities, by any impairment, amendment, variation, waiver or release of any of the Secured Liabilities, by any time or indulgence granted to the Assignor or by any other act, event or omission which might otherwise prejudice such Security.

8.3	No liability

Neither the Security Agent nor its nominee(s) shall be liable by reason of:

(a)	taking any action permitted by this Assignment;

(b)	any neglect or default of any nature whatsoever in connection with the Assigned Rights; or

(c)	the taking possession or realisation of all or any part of the Assigned Rights,

except in the case of gross negligence, wilful default or fraud on its part.

8.4	Immediate recourse

The Assignor waives any right it may have of first requiring the Security Agent to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Assignor under this Assignment. This waiver applies irrespective of any law or any provision of this Assignment to the contrary.

8.5	Avoidance of payments

Notwithstanding Clause 3.2 (Release), if the Security Agent considers that any amount paid or credited to it is capable of being.avoided or reduced by virtue of any bankruptcy, insolvency, liquidation or similar laws, the liability of the Assignor under this Assignment and the Security constituted by this Assignment shall continue and that amount shall not be considered to have been irrevocably paid.

8.6	No prejudice

The Security constituted by this Assignment and the rights, powers and remedies of the Security Agent provided by or pursuant to this Assignment or by law shall not be prejudiced by any unenforceability or invalidity of any other agreement or document or by any time or indulgence granted to the Assignor or any other person by the Security Agent or by any other thing which might otherwise prejudice the Security or any rights, powers and remedies of the Security Agent provided by or pursuant to this Assignment or by law.

9	Enforcement

9.1	Enforcement of security

On and at any time after the occurrence of an Event of Default which is continuing, the Security Agent shall be entitled (without any notice to, or consent from, the Assignor) to exercise all the rights, powers and remedies conferred on it by law as an assignee of the Assigned Rights and to:

(a)	secure and perfect its title to all or any part of the Assigned Rights (including transferring the same into the name of the Security Agent or its nominee(s)) or otherwise exercise in relation to the Assigned Rights all the rights of an absolute owner;

(b)	enforce all or any part of the Security constituted by this Assignment (at the times, in the manner and on the terms it thinks fit) and appropriate, hold, sell or otherwise dispose of all or any part of the Assigned Rights (at the times, in the manner and on the terms it thinks fit);

(c)	collect, recover or compromise and give good discharge for any moneys paid or payable to the Assignor under or in respect of the Assigned Rights, and enforce (in any way whatsoever including by way of instituting proceedings in the Assignor’s name) any rights or claims arising or in respect of the Assigned Rights;

(d)	apply, set off, transfer or assign all or any part of the Assigned Rights in or towards discharge of all or any part of the Secured Liabilities (without prior notice to the Assignor);

(e)	take-over or commence or defend (if necessary using the name of the Assignor) any claims or proceedings to, or affecting, any Assigned Rights which the Security Agent may think fit, and abandon, release or settle in any way any of those claims or proceedings; and

(f)	execute and do all such acts, agreements and things as the Security Agent may consider reasonably necessary or proper for or in relation to any of the above purposes.

9.2	Assignor as agent

Any sums in respect of the Assigned Rights which are, upon the occurrence of an Event of Default or at any time thereafter, held by the Assignor, its bankers or other agents or representatives, shall be deemed to have been received by and be held by them as agent for the Security Agent, and the Assignor shall immediately notify such persons that this is the case.

9.3	Rights at law

The provisions of Clause 9.1 (Enforcement of security) are without prejudice and in addition to any other remedy which the Security Agent may have at law, contract or otherwise, including, the right to apply to the courts of Abu Dhabi for permission to dispose of all or any of the Assigned Rights.

9.4	Application

The Security Agent shall apply all amounts received, recovered or obtained by it pursuant to this Assignment in or towards discharge of, or set-off against, the Secured Liabilities in accordance with the provisions of the Transaction Documents.

9.5	Subsequent interests

If the Security Agent at any time receives notice of any subsequent Security affecting all or any part of the Assigned Rights, all payments made by the Assignor to the Security Agent after that time shall be treated as having been credited to a new account of the Assignor and not as having been applied in reduction of the Secured Liabilities as at the time when the Security Agent received notice.

9.6	Exercise of rights by the Security Agent

The exercise of any rights arising under this Assignment by the Security Agent shall not put any person dealing with the Security Agent upon any enquiry as to whether the Security Agent is entitled to exercise the same and the exercise by the Security Agent of such right shall be conclusive evidence of its right to do so.

9.7	Enforcing security

The Security Agent shall not be bound to enforce any other rights, Security or guarantee or claim against any person before enforcing the security constituted by this Assignment, notwithstanding any non-mandatory provision of law or any provision of this Assignment to the contrary.

10	Expenses

The Assignor shall (promptly on demand from the Security Agent) pay to the Security Agent (on behalf of the relevant Finance Party) on a full indemnity basis the amount of all actual costs and expenses (including legal fees) incurred by it in connection with:

(a)	the enforcement of, or the preservation of any rights under this Assignment; and

(b)	any proceedings instituted by the Security Agent as a consequence of taking or holding this Assignment or enforcing in relation to the Assigned Rights.

11	Currency conversion

For the purpose of or pending the discharge of any of the Secured Liabilities, the Security Agent may convert any money received, recovered or realised or subject to application by it under this Assignment from one currency to another, as the Security Agent thinks fit or deems necessary and any such conversion shall be effected at the Security Agent’s Spot Rate of Exchange for the time being for obtaining such other currency with the first currency.

12	Suspense Account

All monies received, recovered or realised by the Security Agent under this Assignment (including the proceeds of any conversion of currency) may, at the discretion of the Security Agent, be credited to any suspense or impersonal account(s) maintained with a financial institution (including itself) and may be held in such account(s) for so long as the Security Agent may think fit (the profit being credited to the relevant account) pending their application, from time to time at the Security Agent’s discretion, in or towards the discharge of any of the Secured Liabilities.

13	Further assurances

The Assignor shall (at its own cost) promptly execute all documents and instruments, make any filings, re-filings, notarisations, translations, registrations or re-registrations and do all things that the Security Agent may reasonably specify for the purpose of:

(a)	securing and perfecting its Security over, or title to, all or any part of the Assigned Rights (which may include the execution by the Assignor of a Security over all or any of the assets constituting, or intended to constitute, Assigned Rights);

(b)	enabling the Security Agent to vest all or part of the Assigned Rights in its name (or in the name(s) of its nominees, agent or any purchaser); or

(c)	otherwise facilitating the realisation of any Assigned Rights.

14	Calculations and certificates

14.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with this Assignment, the entries made in the accounts maintained by the Security Agent are prima facie evidence of the matters to which they relate.

14.2	Certificates and determinations

Any certification or determination by the Security Agent of a rate or amount under this Assignment is, in the absence of manifest error, prima facie evidence of the matters to which it relates.

15	Miscellaneous

15.1	No liability for loss

The Security Agent shall not be liable for any losses arising out of or in connection with the exercise or purported exercise in good faith of any of its rights under this Assignment nor for any omissions of any nature whatsoever in connection with all or any of the Assigned Rights other than as may be due to the breach, gross negligence, wilful misconduct or fraud of the Security Agent.

15.2	Partial invalidity

If, at any time, any provision of this Assignment is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

15.3	Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of the Security Agent, any right or remedy under this Assignment shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.

15.4	Cumulative rights

The rights and remedies provided in this Assignment are cumulative and not exclusive of any rights or remedies arising by law and may be exercised from time to time and as often as the Security Agent may deem expedient.

15.5	Waivers only in writing

Any waiver by the Security Agent of any provision of this Assignment, or any consent or approval given by the Security Agent under or in connection with this Assignment, shall only be effective if given in writing and then only for the purpose and upon the terms for which it is given.

15.6	Amendments

Without prejudice to clause 13 (Amendments and waivers) of the Investment Agency Agreement, any amendments to this Assignment must be in writing and signed by the Assignor and the Security Agent.

15.7	Waiver of immunity from suit and enforcement

To the extent permitted by any applicable law, the Assignor irrevocably and unconditionally:

(a)	agrees that if the Security Agent brings proceedings against it or its assets in relation to this Assignment, no immunity from those proceedings (including suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) shall be claimed by or on behalf of itself or with relation to its assets;

(b)	waives any such right of immunity which it or its assets now has or may subsequently acquire; and

(c)	consents generally in relation to any such proceedings to the giving of any relief or the issue of any process in connection with those proceedings, including the making, enforcement or execution against any assets whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in those proceedings.

16	Changes to the Parties

16.1	Assignments and transfers by the Security Agent

The Security Agent shall be entitled to assign or transfer all or any of its rights under this Assignment in accordance with the terms of the Common Terms Agreement.

16.2	Assignments and transfers by the Assignor

The Assignor may not assign any of its rights or transfer any of its rights or obligations under this Assignment.

16.3	Successors

The obligations of the Assignor under this Assignment shall bind it and its successors and shall inure to the benefit of the Security Agent and its successors and assigns.

17	Notices

The provisions of clause 20 (Notices) of the Investment Agency Agreement shall apply to this Assignment as though they were set out in full.

18	Counterparts

This Assignment may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment.

19	Governing law

This Assignment and all non-contractual obligations arising from or connected with it are governed by the laws of the Emirate of Abu Dhabi and applicable federal laws of the UAE.

20	Enforcement

20.1	Courts

20.1.1	The courts of the Emirate of Abu Dhabi shall have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Assignment (including a dispute relating to the existence, validity or termination of this Assignment or any non-contractual obligation arising out of or in connection with this Assignment) (a Dispute).

20.1.2	The Parties agree that the courts of the Emirate of Abu Dhabi are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

20.1.3	This Clause 20.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

This Assignment has been entered into on the date stated at the beginning of this Assignment.

Execution Page of Assignment of Contracts

The Assignor

Signed by	)

duly authorised in accordance with the	)
laws of Fujairah Free Zone, United Arab	)
Emirates for and on behalf of Brooge	)
Petroleum and Gas Investment Company	)
FZC in the presence of:	)
)
Signature of witness	)

Name of witness: __________________________

Address of witness: __________________________

__________________________

__________________________

The Security Agent		/s/ Aqeel Bughio /s/ Omar Katri

Signed by	)

duly authorised in accordance with the	)
laws of Abu Dhabi, United Arad Emirates for	)
and on behalf of National Bank of Abu	)
Dhabi PJSC- Islamic Banking Division in	)
the presence of:	)

Signature of witness	)

Name of witness: __________________________

Address of witness: __________________________

__________________________

__________________________